SECOND AMENDMENT TO LEASE



         THIS SECOND AMENDMENT TO LEASE (the "Amendment") is made and entered into this ______ day of , 1996, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Landlord"), having an address at One Prudential Plaza, Suite 1200, Chicago, Illinois, 60601, and DATA TRANSMISSION NETWORK CORPORATION ("Tenant"), having an office at 9110 West Dodge Road, Suite 200, Omaha, Nebraska 68114.


                                    RECITALS

A. The Prudential Insurance Company of America and Data Transmission Network Corporation entered into that certain Lease dated as of May 2, 1995, for Suites #175A, #110, #200, #300, #301, #310, #320, #325, #340,
         #360, and #362 containing 75,931 rentable square feet in the Building known as Embassy Plaza, located at 9110 West Dodge Road, Omaha, Nebraska ("the Premises").

B. Subsequently, The Prudential Insurance Company Of America and Data Transmission Network Corporation executed a First Amendment To Lease dated September 29, 1995.

C. All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

         NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. PREMISES. The Premises shall be expanded to include: Suite 350, effective October 20, 1995, measuring 472 RSF; and Suite 101, effective December 1, 1995, measuring 291 RSF (the "Additional Premises"). Both Suite 350 and Suite 101 are shown on the floor plans attached hereto, marked as Exhibit "A-1" and "A-2", and by this reference made a part hereof. Paragraph 1 of the "First Amendment To Lease" shall be revised to reflect the following: As of October 20, 1995, the Premises shall consist of 69,947 RSF; as of December 1, 1995, the Premises shall consist of 70,238 RSF; as of July 1, 1996, the Premises shall consist of 73,140 RSF; and as of January 1, 1998, the Premises shall consist of 83,284 RSF (the "Revised Premises").

2. Term. The term of the Lease with respect to Suite 350 and Suite 101 shall be that period of time commencing October 20, 1995, for Suite 350, and December 1, 1995, for Suite 101 and ending on May 31, 2005, (the "Expiration Date").

3. Base Rent. Tenant shall pay as Base Rent for the Additional Premises covered under this Amendment during the Term, the sum of One Hundred and Seven Thousand, Seven Hundred and Nineteen Dollars and Sixty-Five Cents ($107,719.65) payable monthly as follows:

         October 20, 1995 - October 31, 1995                  $224.58
         November 1, 1995 - November 30, 1995                 $580.17
         December 1, 1995 - May 31, 2005                      $937.85 / Month

4. Tenant Improvements. Landlord shall provide a tenant improvement allowance of up to $4,729.44 for Suite 350, and up to $3,291.21 for Suite 101, to be applied toward the cost of Tenant's required building improvements. All improvements shall be performed in accordance with the Tenant Improvement Work Schedule attached hereto, marked as Exhibit "B", and by this reference made a part hereof.

5. Tenant's Proportionate Share. The schedule of Tenant's Proportionate Share contained in Item D of the Basic Terms of the Lease shall be replaced with the following schedule:

   May 1, 1995 - May 31, 1995                  46.37% (60,361 RSF / 130,173 RSF)
   June 1, 1995 - September 30, 1995           50.44% (65,787 RSF / 130,436 RSF)
   October 1, 1995 - October 19, 1995          53.05% (69,475 RSF / 130,950 RSF)
   October 20, 1995 - November 30,1995         53.42% (69,947 RSF / 130,950 RSF)
   December 1, 1996 - June 30, 1996            53.64% (70,238 RSF / 130,950 RSF)
   July 1, 1996 - December 31, 1997            55.79% (73,140 RSF / 131,094 RSF)
   January 1, 1998 - May 31, 2005              63.53% (83,284 RSF / 131,094 RSF)

6. Adjustment Rent. Effective with commencement of the Term for Suites 350 and 101, Tenant shall pay Adjustment Rent in accordance with the terms and conditions contained in Paragraph 2 of the Lease.

7. Effect of Agreement. Except as herein specifically provided, the terms and conditions of the Lease shall continue in full force and effect.

8. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

9.       The  parties   hereto  hereby   reaffirm  and  ratify  all   covenants,
         representations and warranties in the Lease as amended by this Amendment.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.


Tenant:                                     Landlord:

Data Transmission Network Corporation,      the Prudential Insurance Company
a Delaware corporation                      of America, a New Jersey corporation

                                            By:  Pacific Realty Group, Inc.,
By:                                              its Managing Agent


Its:                                        By:


                                            Its:

EXHIBIT "B" to be made a part of a Second Amendment To Lease between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (Landlord), and DATA TRANSMISSION NETWORK CORPORATION (Tenant), dated , 1995. (Page 1 of 2)



                        TENANT IMPROVEMENTS WORK SCHEDULE



                                    ARTICLE I
                       Landlord's Construction Obligations

     Landlord shall have no construction obligations under this Amendment. Tenant accepts the Additional Premises in an "as is" condition, with all faults and with the understanding that it shall be responsible for any and all improvements required for its occupancy and use in accordance with Article II of this Exhibit "B".



                                   ARTICLE II
                       Construction of Tenant Improvements

     Tenant shall have the right to place partitions and fixtures and make improvements or other alterations in the Additional Premises in accordance with the provisions of Paragraph 9 of the Lease. Landlord shall provide Tenant a tenant finish allowance of up to Seven Thousand, Nine Hundred and Ninety-One Dollars and Seventy-Eight Cents ($7,991.78) to be applied toward the cost of any such tenant-provided improvements as follows:

     1. The tenant finish allowance shall be paid in periodic installments, not more frequently than once per month, equal to the total of the contractor's or consultant's invoice amounts for improvements made to the Additional Premises, excluding any furnishings or business equipment (such as computers, satellite/microwave dish, office equipment, etc.), as submitted by Tenant and verified to Landlord's reasonable satisfaction; provided, however, that such payments will be made only if Tenant is not then in Default under the terms of this Lease and invoices are accompanied by lien waivers in the amount equal to that of the invoices. The tenant finish allowance shall be allocated and distributed subject to the provisions of this Exhibit "B" as follows:

     October 20, 1995 - February 28, 1996                   Up To $7,991.78

     2. Upon the earlier of the end dates identified in the allocation schedule specified in Paragraph 1 above, or the satisfaction of all obligations associated with the tenant improvements covered under this Article II and receipt of the associated lien waivers for the work, the Tenant shall forfeit any unused portion of the allowance. Any requests for payment received by the Landlord after the above specified end dates, will be returned to the Tenant and will be the obligation and sole responsibility of the Tenant.

     3. In addition to the provisions set forth in Paragraph 9 of the Lease, Tenant's contractor shall (and its contract shall so provide):

         (a) conduct its work in such a manner so as not to unreasonably interfere with other tenants in the Building, Building operations, or any other construction occurring on or in the Building or the Premises;

         (b) execute a set of and comply with all rules and regulations relating to the construction activities in or on the Building as may be reasonably promulgated from time to time by Landlord or its agents;

         (c) maintain such insurance (such as general liability and workman's compensation) and bonds (such as performance and completion) in force and effect as may be reasonably requested by Landlord or as required by applicable law (but in any event said bonds shall be in amounts equal to the full value or cost of the work being done by the Tenant contractor);




EXHIBIT "B" to be made a part of a Second Amendment To Lease between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (Landlord), and DATA TRANSMISSION NETWORK CORPORATION (Tenant), dated , 1995. (Page 2 of 2)



         (d) be responsible for reaching an agreement with Landlord and its agents as to the terms and conditions for all contractor items relating to the conducting of its work, including but not limited to, those matters relating to hoisting, systems interfacing, use of temporary utilities, storage of materials, placement of dumpsters, access to the Premises and the Building, and the purchase and return of Building standard materials.

         (e) Upon completion of any tenant improvements, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such improvements. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any improvement performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same; and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorney's fees.

     4. Landlord shall have the right to approve all subcontractors to be used by the Tenant's contractor, which approval shall not be unreasonably withheld as long as such subcontractors satisfy the requirements of this Article II.

     5. Tenant shall indemnify and hold harmless Landlord, its agents, contractors (including Building Contractor), and any mortgagee of Landlord, from and against any and all losses, damages, costs (including costs of suit and attorneys' fees), liabilities, or causes of action for injury to or death of any person, for damage to any property, and for mechanic's materialmen's or other liens or claims arising out of or in connection with the work done by the Tenant's contractor (and Tenant's contractor's subcontractors and sub-subcontractors) under its contract with Tenant.

     6. The failure by Tenant, after receiving written notice, to materially comply with any of the provisions of Article II of this Exhibit shall constitute a Default by Tenant under the terms of the Lease and Landlord shall have the benefit of all remedies provided for in the Lease, except Tenant shall have a thirty (30) day right to cure Default upon receipt of written notice .

     7. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord two (2) copies of the "as built" plans and specifications for the Tenant Improvements completed under Article II of this Exhibit within thirty
(30) days of completing the same.